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                                 POWER OF ATTORNEY


Each of Ross J. Beaty, William M. Calhoun, C. Thomas Ogryzlo, David R. Sinclair, Keith E. Steeves, Alan G. Thompson and Peter Walton hereby severally constitute Michael B. Richings as his true and lawful attorney with full power to sign and file for him, in his name and in his capacity or capacities indicated below, the Form 10-K of Vista Gold Corp. for the year ended December 31, 1998 to be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.


   /s/  ROSS J. BEATY              Vice Chairman and             March 24, 1999
---------------------------        Director
Ross J. Beaty



   /s/  WILLIAM M. CALHOUN         Director                      March 24, 1999
---------------------------
William M. Calhoun



   /s/  C. THOMAS OGRYZLO          Director                      March 24, 1999
---------------------------
C. Thomas Ogryzlo



   /s/  DAVID R. SINCLAIR         Chairman and                   March 24, 1999
---------------------------       Director
David R. Sinclair



   /s/  KEITH E. STEEVES          Director                       March 24, 1999
---------------------------
Keith E. Steeves



   /s/  ALAN G. THOMPSON          Director                       March 24, 1999
---------------------------
Alan G. Thompson



   /s/  PETER WALTON              Director                       March 24, 1999
---------------------------
Peter Walton